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Exhibit 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER OF
NATURE'S SUNSHINE PRODUCTS, INC.
PURSUANT TO 18 U.S.C. § 1350

        In connection with the accompanying report on Form 10-Q for the period ending June 30, 2002 and filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Craig D. Huff, Chief Financial Officer and Treasurer of Nature's Sunshine Products, Inc. (the "Company"), hereby certify that:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CRAIG D. HUFF Craig D. Huff Chief Financial Officer and Treasurer August 12, 2002

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  Exhibit 99.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER OF NATURE'S SUNSHINE PRODUCTS, INC. PURSUANT TO 18 U.S.C. § 1350